EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-186178, 333-167099, 333-22305, 333-49080, 333-104938, 333-118147 and 333-142010) of UGI Corporation of our report dated November 28, 2014 relating to the financial statements and financial statement schedules, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
November 22, 2016